EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

Trailer Bridge, Inc.

Jacksonville, Florida

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of our report dated March 31, 2011, relating to the financial statements and financial statement schedule of Trailer Bridge, Inc. (the “Company”), appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

/s/ BDO USA, LLP

Miami, Florida

April 5, 2011